EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Indus International Gary Frazier, Corporate Communications 770-989-4188, gary.frazier@indus.com	Kalt Rosen & Co. Pierre Hirsch /Howard Kalt 415/397-2686

Indus International Reports Fiscal First Quarter 2005 Results

Meets Quarterly Guidance While Building Service Delivery
Management Leadership and Restructuring for Future Performance

ATLANTA, July 28, 2004 – Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced results of operations for its fiscal first quarter ended June 30, 2004, and provided guidance for future financial performance.

Total revenue for the first quarter of fiscal 2005 increased to $38.6 million from $38.2 million for the first quarter of fiscal 2004. Net loss for the quarter, which includes $10.5 million of charges relating to previously announced rationalizations of facilities and headcount, was $9.9 million, or $0.17 per share, compared to a net loss of $4.9 million, or $0.12 per share, in the first quarter of fiscal 2004. Excluding the $10.5 million of charges, adjusted net income for the first quarter of 2005 was $529,000, or $0.01 per share.

Key Quarterly Financial and Business Highlights:

•	Achieved highest quarterly software license revenue in more than four years at $9.4 million, reflecting 7 percent year-over-year growth and 38 percent sequential growth

•	Solidified our market presence in Asia-Pacific with the general release of the double-byte character-enabled Japanese version of our PassPort product following product acceptance by Tokyo Electric Power Company (TEPCO), our flagship customer in Japan

•	Worked with IBM to implement and take “live” TEPCO, and recognized significant license fees previously deferred

•	Continued our strategic shift toward sales of software licenses over services, consistent with our business plans to achieve a model with more leverage

•	Met guidance and achieved profitability, before restructuring charges

-more-

Indus Announces Fiscal First Quarter 2005 Results, page 2

•	Completed our previously announced restructuring plans by vacating office space in Atlanta and San Francisco and eliminating approximately 70 positions, which should further lower breakeven by reducing ongoing expenses by an estimated $1.5 million to $2.0 million per quarter, beginning in the second quarter of this fiscal year

•	Leveraged the Wishbone acquisition by licensing Field Service Suite in more than 40 percent of this quarter’s software deals, further validating SDM strategy

•	Added new customers to the Indus portfolio, including Centre Hospitalier Universitaire de NANCY, Compagnie des Transports de Strasbourg, Opera National de Paris, Paks Nuclear Power Plant Ltd. (Hungary) and Southern Company Services

•	Completed search for Chief Financial Officer with the appointment of Thomas W. Williams Jr.

•	Hosted annual users’ conference, IndusWorld, with record participation of more than 800 attendees and 250 customers

CEO Commentary

“As expected, we saw some normal seasonality in our fiscal first quarter. However, we continued to make great strides executing our SDM strategy, signing substantial new deals in diverse industries. More than 40 percent of these deals include our new Field Service Suite acquired in the Wishbone acquisition in January of this year,” said Indus President and CEO Greg Dukat. “As we continue to invest in and market our industry-leading SDM suite, a wide array of business-to-business and business-to-consumer sectors is beginning to show interest in our solutions to take advantage of the growing demand for cost-effective and efficient service delivery operations. Therefore, we remain optimistic and focused on our long-term goals – increasing our leadership in Service Delivery Management, broadening our client base in new growth markets and improving our financial performance.”

Dukat added, “We stated in our last earnings announcement that we expected to see growth in license revenue reflecting our shift to greater use of resellers and systems integrators. During the second half of fiscal 2005, as our SDM strategy gains momentum and cost savings are realized from the actions we have taken and continue to evaluate, we expect quarter-to-quarter revenue growth with increasing profitability and cash flow. All of this positions Indus for sustained, long-term profitability.”

-more-

Indus Announces Fiscal First Quarter 2005 Results, page 3

For the second fiscal quarter ending September 30, 2004, the Company currently projects revenues of between $32 million and $34 million. Net income for the quarter is anticipated to range between breakeven and $1 million. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the next few months.

Investor Call

As announced on July 20, Indus will conduct an investor conference call to discuss the Company’s results at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company’s Website (investor.indus.com), or via telephone by dialing 706-634-1146. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern) Friday, August 13, by dialing 800-642-1687 (international callers dial 706-645-9291) and entering conference ID #8816926; or by going to the Company’s Website (investor.indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.

About Indus International

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries,

-more-

Indus Announces Fiscal First Quarter 2005 Results, page 4

representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated revenues and operating results for the quarter ended on September 30, 2004, the Company’s ability to achieve quarter-to-quarter revenue growth and realize income statement savings from its restructuring initiatives during fiscal 2005, the Company’s ability to increase profitability and cash flow in the second half of 2005 and beyond, and the Company’s ability to maintain and increase its leadership in Service Delivery Management and broaden its customer base. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, the capital spending environment generally, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, the successful integration of the acquisition of Wishbone Systems, Inc. including the challenges inherent in diverting our management’s attention, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

The information presented in this press release includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges in the three month periods shown and discussed herein, which relate to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

###

-more-

Indus Announces Fiscal First Quarter 2005 Results, page 5

INDUS INTERNATIONAL, INC.
CONSOLIDATED INCOME STATEMENTS
(In Thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Revenues:
Software license fees	$9,433	$8,816
Services:
Support, Outsourcing and Hosting	14,794	15,024
Consulting, Training and Other	14,325	14,385

Total Revenues	38,552	38,225

Cost of Revenues:
Software license fees	2,069	229
Services:
Support, Outsourcing and Hosting	5,002	5,658
Consulting, Training and Other	10,587	12,204

Total Cost of Revenues	17,658	18,091

Gross Margin	20,894	20,134

Operating Expenses:
Research and Development	8,719	10,544
Sales and Marketing	8,032	8,360
General and Administrative	3,594	5,449
Restructuring Expenses	10,458	12

Total operating expenses	30,803	24,365

Operating Loss	(9,909)	(4,231)
Other Income (Expense)	83	(482)

Pre-tax Loss	(9,826)	(4,713)
Provision for income taxes	103	211

Net Loss	$(9,929)	$(4,924)

Net loss per share:
Basic	$(0.17)	$(0.12)

Diluted	$(0.17)	$(0.12)

Shares used in computing per share data:
Basic	57,063	42,079
Diluted	57,063	42,079

-more-

Indus Announces Fiscal First Quarter 2005 Results, page 6

INDUS INTERNATIONAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME
(In Thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Reconciliation of Adjusted Net Income (Loss)*:
Net Loss	$(9,929)	$(4,924)
Restructuring Expenses	10,458	12
Income Tax Effect	—	—

Adjusted Net Income (Loss)*	$529	$(4,912)

Adjusted Net Income (Loss) per diluted share*	$0.01	$(0.12)

*	The information presented above includes financial measures using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

- more -

Indus Announces Fiscal First Quarter 2005 Results, page 7

INDUS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2004	March 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,560	$31,081
Restricted cash, current	1,268	70
Billed accounts receivable, net	17,689	21,201
Unbilled accounts receivable	10,018	9,074
Income tax receivable	484	964
Other current assets	4,787	3,069

Total current assets	57,806	65,459
Property and equipment, net	31,477	32,919
Capitalized software, net	5,954	7,689
Goodwill	7,399	6,956
Acquired intangible assets, net	12,042	12,562
Restricted cash, noncurrent	5,492	5,492
Other assets	640	596

Total assets	$120,810	$131,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$767	$767
Accounts payable	5,914	6,806
Accrued liabilities	19,351	17,624
Current portion of obligations under capital leases	42	47
Deferred revenue	31,282	38,257

Total current liabilities	57,356	63,501
Income taxes payable	3,683	4,389
Mortgage, capital leases and other liabilities	22,750	16,907
Stockholders’ equity:
Common stock	58	57
Additional paid-in capital	164,657	164,431
Treasury stock, at cost	(4,681)	(4,681)
Deferred compensation	(9)	(50)
Accumulated deficit	(123,910)	(113,981)
Accumulated other comprehensive income	906	1,100

Total stockholders’ equity	37,021	46,876

Total liabilities and stockholders’ equity	$120,810	$131,673

- end -